[CERTAIN INFORMATION AND ATTACHMENTS TO THIS EXHIBIT, MARKED BY [***], HAVE BEEN OMITTED IN ACCORDANCE WITH ITEM 601(A)(5) OF REGULATION S-K AS THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION.] Execution Version 744948385 18588171 AMENDMENT NO. 1 TO SERIES 2020-1 SUPPLEMENT TO INDENTURE THIS AMENDMENT NO. 1 TO SERIES 2020-1 SUPPLEMENT TO INDENTURE, dated as of December 20, 2021 (the “Amendment”), is made to amend the Series 2020-1 Supplement to Indenture, dated as of September 21, 2020 (as previously amended, the “Indenture Supplement”), between TRITON CONTAINER FINANCE VIII LLC, a limited liability company organized under the laws of the State of Delaware, as issuer (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee (the “Indenture Trustee”). W I T N E S S E T H: WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Indenture Supplement; and WHEREAS, pursuant to Section 705(a) of the Indenture Supplement, the parties desire to amend certain provisions of the Indenture Supplement, as further set forth herein. NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: Section 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture Supplement. Section 2. Amendment to the Indenture Supplement. Pursuant to the terms of the Indenture Supplement, the Indenture Supplement is hereby amended, effective as of the Effective Date (as defined in Section 4 hereof), in accordance with the copy of the Indenture Supplement attached hereto as Exhibit A, wherein all deletions from the Indenture Supplement are indicated in strikethrough format and all additions to the Indenture Supplement are indicated in double underlined format. Section 3. Representations and Warranties. (a) Each of the parties hereto hereby confirms that each of the representations and warranties set forth in the Indenture Supplement made by such party are true and correct as of the date first written above with the same effect as though each had been made by such party as of such date, except to the extent that any of such representations and warranties expressly relate to earlier dates. (b) The Issuer hereby confirms that each of the conditions precedent to the amendment to the Indenture Supplement have been, or contemporaneously with the execution of this Amendment will be, satisfied. Section 4. Effectiveness of Amendment. (a) The Amendment shall become effective on the date (such date, the “Effective Date”) on which all of the following events or conditions shall have occurred or been satisfied: EXHIBIT 4.10

2 744948385 18588171 (i) this Amendment has been executed and delivered by the Issuer and the Indenture Trustee; (ii) the Rating Agencies shall have been notified in writing of this Amendment; and (iii) the Indenture Trustee shall have received an Officer’s Certificate and Opinion of Counsel, each in form and substance reasonably satisfactory to the Indenture Trustee, as to the permissibility of this Amendment under the Indenture Supplement. (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. (c) On and after the execution and delivery hereof, (i) this Amendment shall become a part of the Indenture Supplement and (ii) each reference in the Indenture Supplement to “this Indenture Supplement”, or “hereof', “hereunder” or words of like import, and each reference in any other document to the Indenture Supplement shall mean and be a reference to such Indenture Supplement, as amended or modified hereby. (d) Except as expressly amended or modified hereby, the Indenture Supplement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto. Section 5. Execution in Counterparts, Effectiveness. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Each party agrees that this Amendment may be electronically signed, and that any electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. Section 6. Governing Law THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT WITHOUT REFERENCE TO NEW YORK'S CONFLICTS OF LAW PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. [Signature pages follow]

744948385 18588171 AMENDMENT No. 1 to SERIES 2020-1 SUPPLEMENT TO INDENTURE (TCF VIII) IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written. TRITON CONTAINER FINANCE VIII LLC By: Triton Container International Limited, its manager By: /s/ Michael S. Pearl Name: Michael S. Pearl Title: Vice President and Treasurer

AMENDMENT No. 1 to SERIES 2020-1 SUPPLEMENT TO INDENTURE (TCF VIII) 744948385 18588171 Acknowledged by: TRITON CONTAINER INTERNATIONAL LIMITED, as Manager By: /s/ Michael S. Pearl Name: Michael S. Pearl Title: Vice President and Treasurer

AMENDMENT No. 1 to SERIES 2020-1 SUPPLEMENT TO INDENTURE (TCF VIII) 744948385 18588171 WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee By: /s/ Robert J. Perkins Name: Robert J. Perkins Title: Vice President

744948385 18588171 AMENDMENT No. 1 to SERIES 2020-1 SUPPLEMENT TO INDENTURE (TCF VIII) Exhibit A Amendments to Indenture Supplement [Attached]

EXECUTION VERSIONConformed Copy Amendment No. 1, dated December 20, 2021 TRITON CONTAINER FINANCE VIII LLC Issuer and WILMINGTON TRUST, NATIONAL ASSOCIATION Indenture Trustee ______________________________ SERIES 2020-1 SUPPLEMENT Dated as of September 21, 2020 to INDENTURE Dated as of September 21, 2020 ______________________________ $1,300,000,000 FIXED RATE ASSET-BACKED NOTES, SERIES 2020-1, CLASS A $65,800,000 FIXED RATE ASSET-BACKED NOTES, SERIES 2020-1, CLASS B 744972246 18588171

“Class B Supplemental Principal Payment Amount” means on each Payment Date an amount equal to the excess, if any, of (i) the Aggregate Series 2020-1 Note Principal Balance on such Payment Date  (calculated  after giving  effect  to  all  Class A Scheduled Principal Payment Amounts, Class A Supplemental Principal Payment Amounts and Class B Scheduled Principal Payment Amounts actually paid on such date) over (ii) the Series 2020-1 Asset Base (determined as of the last day of the month immediately preceding such Payment Date). “Control  Party”  means,  with  respect  to Series  2020-1,  the Majority  of Holders  of  the Series 2020-1 Notes. “Disposition Fees” means, with respect to any Managed Container that (i) has been sold to a third party, or (ii) is the subject of a Casualty Loss, an amount equal to the product of (x) five percent (5%) and (y) the DispositionSales Proceeds realized thereon. “DTC” shall have the meaning set forth in Section 206. “Eligible Bank” means a banking,  financial or  similar  institution capable of  issuing an Eligible Letter of Credit which institution has a long-term unsecured debt rating of “A-” or better from the Rating Agency. “Eligible  Letter  of  Credit”  a  Letter  of  Credit  (a)  with  respect  to  which  the  Rating Agency Condition has been  satisfied,  (b)  that  is  issued by an Eligible Bank and  for which  the Indenture Trustee is  the beneficiary, (c) that has a stated expiration date of not earlier than one year  after  its  issuance  date  and  that  permits  drawing  thereon  (x)  prior  to  non-renewal  of  such Letter of Credit or (y) prior to the related Letter of Credit Bank ceasing to be an Eligible Bank, in each  case  if  not  replaced  by  cash  or  a  replacement  Eligible  Letter  of  Credit,  (d)  that  may  be drawn upon at a branch of such institution in the Borough of Manhattan, New York or the City of Wilmington,  Delaware  as  the  same  shall  be  designated  from  time  to  time  by  notice  to  the Indenture Trustee pursuant to the terms of such letter of credit, (e) which is payable in Dollars in immediately  available  funds  in  an  amount  of  not  less  than  the  available  drawing  amount specified therein, and (f) that may be transferred by the Indenture Trustee, without a fee payable by  the  Indenture Trustee  and  without  the  consent  of  the  related  Letter  of Credit  Bank,  to  any replacement indenture trustee appointed in accordance with the terms of the Indenture. “Interest  Accrual  Period”  means,  with  respect  to  the  calculation  of  Class  A  Note Interest Payment and Class B Note Interest Payment payable on each Payment Date, the period beginning  with,  and  including,  the  immediately  preceding  Payment  Date  and  ending  on  and including the day before such Payment Date; except that the first Interest Accrual Period will be the  period  beginning  with  and  including  the  Series  2020-1  Closing  Date  and  ending  on  and including the day before the initial Payment Date.  Each Interest Accrual Period (other than the initial Interest Accrual Period) shall be deemed to have a duration of thirty (30) days.  The initial Interest Accrual Period for Series 2020-1 shall have a duration of 29 days. “Issuance  Date  Restricted  Cash  Amount”  means  the  Series  2020-1  Restricted  Cash Amount  on  the  Issuance  Date  of  the  Series  2020-1  Notes;  this  amount  shall  be  equal  to $10,968,578.   4 744972246 18588171

(3) income or  loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); (4) the cumulative effect of a change in accounting principles, as determined in accordance with GAAP; (5) any adjustments, restructuring costs, non-recurring expenses, nonrecurring fees,  non-operating  expenses,  charges or other  expenses  (including bonus  and  retention payments and non-cash compensation charges)  incurred  in connection with acquisitions of Containers as well as acquisitions of a company or a business; and (6) Systems/Organizational Establishment Expenses; in each case, for such period. “Letter  of  Credit” means  any  irrevocable,  transferable,  unconditional  standby  letter of credit  issued  for  the  benefit  of  the  Indenture  Trustee,  for  the  benefit  of  the  Series  2020-1 Noteholders, in accordance with the terms of this Supplement. “Letter of Credit Bank” means the issuing bank of a Letter of Credit. “Letter of Credit Drawing” has the meaning set forth in Section 305(b) hereof. “Letter of Credit Fee” means the periodic interest and/or fees payable by the Issuer to a Letter of Credit Bank for issuing a Letter of Credit; provided, however, that in no event shall the Letter  of  Credit  Fee  include  reimbursement  for  any  unreimbursed  draws  made  on  the  related Letter of Credit. “Majority of Holders” means, with respect to the Series 2020-1 Notes as of any date of determination, (A) so long as the Class A Notes are Outstanding, Class A Noteholders holding Class A Notes  constituting more  than  fifty percent  (50%) of  the  then Aggregate Class A Note Principal Balance; and (B) at all times not covered by clause (A), Class B Noteholders holding Class  B  Notes  constituting  more  than  fifty  percent  (50%)  of  the  Aggregate  Class  B  Note Principal Balance. “Management  Fee”  means,  for  any  Payment  Date  with  respect  to  the  Series  2020-1 Notes, an amount equal to the sum of (A)  the product of (x) seven percent (7%) and (y) the Long Term Fleet  Interest  related  to  the Series 2020-1 Series-Specific Container Pool allocated to the Issuer  for  the preceding Collection Period (other  than Container Revenues on Finance Leases), (B)  the  product  of  (x)  seven  percent  (7%)  and  (y)  the  Short  Term  Fleet  Interest  related  toNet Operating  Income, other  than with  respect  to Containers with Finance Leases,  received  for  the Series 2020-1 Series-Specific Container Pool allocated to the Issuer for the preceding Collection Period,  (CB)  the  product  of  (x)  five  percent  (5%)  and  (y)  the Finance  Lease  Proceeds  related toNet  Operating  Income  with  respect  to  Containers  with  Finance  Leases  in  the  Series  2020-1 Series-Specific Container Pool received for the preceding Collection Period, and (DC) the sum of all Disposition Fees related to the Series 2020-1 Series-Specific Container Pool for the preceding Collection Period.   6 744972246 18588171

Supplement, the Series 2020-1 Revenue Reserve Account is the “Revenue Reserve Account” for Series 2020-1. “Series 2020-1 Revenue Reserve Deposit Amount” means $21,065,617.40. “Series 2020-1 Revenue Reserve Release Amount” means, on the Determination Date occurring  in  October  2020,  $7,021,872.47,  on  the  Determination  Date  occurring  in November 2020,  $7,021,872.47,  and  on  the  Determination  Date  occurring  in  December  2020, $7,021,872.46. “Series  2020-1  Series  Account”  means  the  account  of  that  name  established  in accordance with Section 301 hereof. “Series  2020-1  Series-Specific  Container  Pool”  means  the  Series-Specific  Container Pool for Series 2020-1. “Series  2020-1  Transaction  Documents”  means  any  and  all  of  the  Indenture,  this Supplement, the Series 2020-1 Notes, the Note Purchase Agreement for the Series 2020-1 Notes, the  Management  Agreement,  the  Contribution  and  Sale  Agreement,  the  Transition  Agent Agreement,  the  Supplemental  Collateral  Agreement  and  all  other  Transaction  Documents  and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of the Issuer with respect to the issuance and sale of the Series 2020-1 Notes, as any of the foregoing may from time to time be amended, modified, supplemented or renewed. “Shared  Available  Funds”  means,  for  the  Series  2020-1  Notes  on  any  date  of determination, the portion of the Series 2020-1 Available Funds remaining after giving effect to all distributions required pursuant  to  the following provisions of Section 303: (i) Part I clauses (1) through (15), inclusive, (ii) Part II clauses (1) through (14) inclusive, and (iii) Part III, clauses (1) through (14) inclusive. “Short Term Fleet” shall mean all Revenue Generating Equipment,  the  initial  lease of which is a Short Term Lease, and which is owned by TCIL or the Issuer, leased by TCIL from a Triton Lessor, or managed or operated by TCIL as agent or manager for or on behalf of others. With effect from  the date of delivery  to  the  lessee  thereunder, Revenue Generating Equipment which becomes subject to a Finance Lease shall cease to be included in the Short Term Fleet. “Supplemental Collateral Agreement” means the Supplemental Agreement, dated as of September 21, 2020, pursuant to which the Issuer and the Indenture Trustee are confirmed as a “Managed  Equipment  Owner”  and  a “Managed  Equipment  Lender”,  respectively,  under  the Intercreditor  Collateral  Agreement,  as  such  agreement  may  be  amended,  modified  or supplemented from time to time. “Supplemental Principal Payment Amount” means, either or both, as the context may require of  the Class A Supplemental Principal Payment Amount and the Class B Supplemental Principal Payment Amount. “Transaction Parties” means the Issuer, the Seller, the Manager, the Initial Purchasers or any of their respective affiliates, the Indenture Trustee or the Transition Agent.  13 744972246 18588171

“Transferor” shall have the meaning set forth in Section 206 hereof. “Weighted Average Age” means, for any date of determination, an amount equal to (i) the  sum  of  the  products,  for  each  Managed  Container  in  the  Series  2020-1  Series  Specific Container Pool, of (A) the age in years of such Managed Container and (B) the Net Book Value of such Managed Container, divided by (ii) the Aggregate Net Book Value of the Series 2020-1 Series Specific Container Pool. The  following words and phrases used  in  the calculation of  the financial(b) covenants  and  related  terms  set  forth  in  the definitions of Series 2020-1 Manager Default  and Series 2020-1 Back-up Manager Event  in this Supplement shall have the meanings assigned to them  on  Exhibit  G  to  this  Supplement: “Capitalized  Lease”, “Capitalized  Rentals”, “Consolidated Subsidiaries”, “Consolidated Tangible  Net  Worth”, “Container  Equipment”, “Current  Debt”, “Funded  Debt”, “Funded  Debt  Ratio”, “Funded  Indebtedness”, “GAAP”, “Guarantee  LiabilityFinance  Lease”, “Finance  Lease  Obligations”, “GAAP”, “Indebtedness”, “Intangible  Assets”, “Investment”, “Lien”, “Long  Term  Lease”, “Permitted  Investments”, “Person”, “Rentals”, “Restricted  Investments”, “Restricted Subsidiary”, “Senior Funded Debt”, “Subordinated  Funded  Debt”, “Subsidiary”, “TAL  Group”, “TCIL  Credit  Agreement”, “Total Debt”, “Total  Senior  Debt”Subsidiary”, “Total  Debt”, “Total  Debt  Ratio”,  and “Unrestricted Subsidiary”.  The  term “Finance Lease” used  in  the  calculation of  the  financial  covenants and related  terms  set  forth  in  the  definitions  of Series  2020-1 Manager Default  and Series  2020-1 Back-up Manager Event in this Supplement shall have the meaning assigned to it on Exhibit G to this Supplement; for all other purposes of this Supplement, the term “Finance Lease” shall mean any lease (but  in no event a sublease) providing revenue to the applicable Person,  the Revenue Generating Equipment under which  is not  included as an asset on  the books of such Person  in accordance with generally accepted accounting principles.  Notwithstanding the foregoing, to the extent  that  any  term  defined  in  Exhibit  G  has  a  corresponding  definition  in  the  TCIL  Credit Agreement  that  is  modified  pursuant  to  an  amendment  of  the  TCIL  Credit  Agreement,  its definition  for purposes of Exhibit G shall be so modified unless such modification results  in a Series  2020-1  Manager  Default  or  Series  2020-1  Back-up  Manager  Event  becoming  more restrictive. Capitalized  terms  used  herein  and  not  otherwise  defined  shall  have  the(c) meaning  set  forth  in Appendix  A  to  the  Indenture  or,  if  not  defined  therein,  as  defined  in  the Series 2020-1 Note Purchase Agreement.  The rules of usage set forth in such Appendix A shall apply to this Supplement. Unless  otherwise  specified  herein,  any  calculation  of  the  Series  2020-1(d) Asset Allocation Percentage  for the purpose of making any distributions pursuant to Section 303 in this Supplement shall be made on the Determination Date immediately preceding the related Payment Date. In the event that any term or provision contained herein shall conflict with(e) or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall control.  14 744972246 18588171

Section 301 Series 2020-1 Series Account. The Issuer shall establish on the Series 2020-1 Closing Date and maintain, so long as any Series 2020-1 Note is Outstanding, an Eligible Account in the name of the Issuer with the Indenture Trustee which shall be a non-interest bearing trust account and designated as the Series 2020-1 Series Account, which account shall be pledged to the Indenture Trustee for the benefit of the Series 2020-1 Noteholders pursuant to the Indenture and this Supplement. All deposits of funds by, or for the benefit, of the Series 2020-1 Noteholders shall be accumulated in, and withdrawn from, the Series 2020-1 Series Account in accordance with the provisions of the Indenture and this Supplement. ~~"The Series 2020-1 Series Account shall be a "Collateral Account" for purposes of the Intercreditor Collateral Agreement with respect to the Issuer.~~

(a) So long as no Manager Default has occurred and is continuing, the Manager shall be permitted to require the Indenture Trustee to withdraw from amounts on deposit in the Series Account on each Payment Date, or otherwise net out from amounts otherwise required to be deposited by the Manager in the Series Account in accordance with the provisions of Section 5.1 and 5.2 of the Management Agreement, the amount of any Management Fees or Management Fee Arrearage that would otherwise be due and payable with respect to Series 2020-1 on the immediately succeeding Payment Date.

(b) The Sales Proceeds resulting from a sale of any Managed Container or other property constituting the Series 2020-1 Collateral made in accordance with the provisions of Section 207 of this Supplement shall be deposited directly into the Series Account and shall be distributed in accordance with the provisions of this Supplement.

Section 302 Investment of Funds. Any funds on deposit in the Series 2020-1 Series Account, the Series 2020-1 Revenue Reserve Account, the Series 2020-1 L/C Cash Account and the Series 2020-1 Restricted Cash Account shall be invested in accordance with the provisions of Section 302 of the Indenture.

Section 303 Distributions from Series 2020-1 Series Account. On each Determination Date, the Issuer shall cause the Manager to prepare and deliver the Manager Report. The Indenture Trustee shall be entitled to conclusively and exclusively rely upon the Manager Report in making any distributions hereunder. On each Payment Date and on each other date on which any payment is to be made with respect to the Offered Notes, the Indenture Trustee, based on the Manager Report, shall distribute Series 2020-1 Available Funds as set forth below.

(I) If neither an Early Amortization Event for Series 2020-1 nor an Event of Default for Series 2020-1 shall have occurred and shall then be continuing:

(1) To the Indenture Trustee, an amount equal to the sum, without duplication, of (A) the Indenture Trustee Fees then due and payable for the Series 2020-1 Notes and (B) an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) any amounts payable to the Indenture Trustee on such Payment Date in accordance with a specified provision of the Indenture regarding enforcement of the obligations of the Issuer under the Indenture, so long as the aggregate amount paid pursuant to this clause (1) in any calendar year would not exceed an amount equal to $40,000;

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As of any date of determination, the existence of any one of the following(a) events  or  conditions  shall  constitute  a  Manager  Default  for  the  Series  2020-1  Notes  (each,  a “Series 2020-1 Manager Default”): any  failure  by  the  Manager  to  deliver  or  cause  to  be(1) delivered  any  required  payment  to  the  Indenture  Trustee  for  distribution  to  the Series 2020-1 Noteholders, which failure continues unremedied for  ten Business Days after discovery  thereof by a Responsible Officer of  the Manager or receipt by the Manager of written notice thereof from the Indenture Trustee or the Control Party; any  failure  by  the Manager  to  duly  observe  or perform  in(2) any material respect any other of its covenants or agreements in the Management Agreement, which failure materially and adversely affects the rights of the Series 2020-1 Noteholders, and which continues unremedied for 60 days or, in the case of a failure by the Manager to deliver a Manager Report or Asset Base Certificate when due under the Management Agreement, 30 days, after discovery thereof by a Responsible Officer of  the Manager or  receipt by  the Manager of written notice thereof from the Indenture Trustee or the Control Party; any representation or warranty of the Manager made in the(3) Management  Agreement  proves  to  have  been  incorrect  in  any  material  respect when made, which failure materially and adversely affects the rights of the Series 2020-1  Noteholders,  and  which  failure  continues  unremedied  for  60  days  after discovery  thereof  by  a  Responsible  Officer  of  the  Manager  or  receipt  by  the Manager of written notice thereof from the Indenture Trustee or the Control Party (it  being  understood  that  any  repurchase  of  a  Managed  Container  in  the  Series 2020-1 Series-Specific Container Pool by Seller pursuant to the Contribution and Sale Agreement or by the Manager pursuant to the Management Agreement shall be deemed to remedy any incorrect representation or warranty with respect to such Managed Container); the FundedTotal  Debt  Ratio  as  of  the  end  of  any  fiscal(4) quarter shall exceed the greater of (x) 4.25 to 1.00 and (y) the corresponding such ratio  set  forth  in  the  TCIL  Credit  Agreement  following  an  amendment  thereof after the date of this Supplement; the  sum  of  (a)  Consolidated  Tangible  Net  Worth  plus  (b)(5) the  Manager’s  Investments  in  Unrestricted  Subsidiaries  (excluding  Manager’s direct  or  indirect  Investments  in  the TAL Group)  (calculated  as  set  forth  in  the definition  of “Restricted  Investments”)  shall  be  less  than  the  lesser  of  (x) $855,000,000 and (y) the corresponding such amount set forth in the TCIL Credit Agreement  following  an  amendment  thereof  after  the  date  of  this  Supplement; or[Reserved]; or the Manager suffers a Bankruptcy Event;(6)  42 744972246 18588171 provided, however, that (x) the grace periods referred to under clauses (1), (2) or (3) above shall be extended for a period of 120 days if such breach or failure was caused by a force majeure or other similar occurrence and (y) if ~~a~~the Series 2020-1 Manager Default described in ~~either of clauses (4) or (5~~clause (4) occurs, such condition shall be deemed cured if a subsequently delivered Manager Report indicates that such condition does not exist on any subsequent Payment Date. Except as set forth in the immediately preceding sentence, if a Series 2020-1 Manager Default exists on any Payment Date, then such Series 2020-1 Manager Default shall be deemed to continue until the Business Day on which the Control Party waives, in writing, such Series 2020-1 Manager Default. The Indenture Trustee shall promptly provide notice of any such waiver received by it of a Series 2020-1 Manager Default to each Rating Agency for the Series 2020-1 Notes.

The occurrence of a Series 2020-1 Manager Default will not in and of itself result in the occurrence of a Series Specific Manager Default for any other Series. The rights of the Series 2020-1 Noteholders and other parties following the occurrence of a Manager Default are set forth in Section 10 of the Management Agreement.

(b) As of any date of determination, a Back-up Manager Event with respect to the Series 2020-1 Notes (a "Series 2020-1 Back-up Manager Event") shall be deemed to have occurred if the ~~Funded~~Total Debt Ratio as of the end of any fiscal quarter shall exceed the greater of (x) 4.00 to 1.00. and (y) the difference between the ~~Funded~~Total Debt Ratio, which, if exceeded, would cause a Manager Default as of such date, and ~~0.50%.~~0.50.

Section 404 Series 2020-1 Cash Sweep Events.

(a) As of any date of determination, the existence of any one of the following events or conditions shall constitute a "Series 2020-1 Cash Sweep Event":

(1) as of any Payment Date, the Weighted Average Age of the Managed Containers in the Series 2020-1 Series-Specific Container Pool, as indicated on the Manager Report relating to such Payment Date, shall be greater than ten (10) years; and

(2) the principal balance of the Series 2020-1 Notes is not paid in full on or before the Series 2020-1 Cash Sweep Trigger Date.

If a Series 2020-1 Cash Sweep Event described in clause (1) occurs, such condition shall be deemed cured if it does not exist on any subsequent Payment Date. Except as set forth in the immediately preceding sentence, if a Series 2020-1 Cash Sweep Event exists on any Payment Date, then such Series 2020-1 Cash Sweep Event shall be deemed to continue until the Business Day on which the Control Party for the Series 2020-1 Notes waives, in writing, such Series 2020-1 Cash Sweep Event. The Indenture Trustee shall promptly provide notice of any such waiver received by it to the Rating Agency for the Series 2020-1 Notes.

The existence of a Series 2020-1 Cash Sweep Event will affect the method in which cash flows will be distributed from the Series 2020-1 Series Account to the Holders of the Class A Notes and the Class B Notes in respect of principal.

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EXHIBIT G ADDITIONAL DEFINITIONS USED IN CALCULATION OF SERIES 2020-1 MANAGER DEFAULTS AND SERIES 2020-1 BACK-UP MANAGER EVENTS “Capitalized Lease” means any lease obligation for Rentals which “Consolidated  Subsidiaries”  means,  with  respect  to  any  Person,  each  Restricted Subsidiary  of  such  Person  that  is  required  to  be capitalized  on  the  balance  sheet  of  the lesseeconsolidated with such Person in accordance with GAAP. “Capitalized Rentals” means, as of  the date of any determination thereof,  the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which the Manager  or  any  Restricted  Subsidiary  is  a  lessee  would  be  reflected  as  a  liability  on  a consolidated balance sheet of the Manager and its Restricted Subsidiaries. “Consolidated Tangible Net Worth” means, as of  the date of any determination thereof, the  consolidated  stockholders  in  each  case  based  on  the  most  recent  Triton  Holdco  financial statements,  (a)  the  sum  of  (x)  total  shareholders’  equity  of the  ManagerTriton  Holdco  and  its RestrictedConsolidated  Subsidiaries,  as  determined  in  accordance  with  GAAP  (excluding  any non-cash  gain  or  loss  on  any  interest  rate  protection  agreement  or  similar  hedging  agreement resulting from the requirements of Financial Accounting StandardFASB ASC No. 133815 or any similar accounting standard), plus all outstanding preferred stock of the Manager and accrued but unpaid dividends thereon, less the sum, without duplication, of (a(y) all net deferred income tax liabilities on  the balance sheet of Triton Holdco plus  (z)  the amount set forth on Schedule I  to this Exhibit  G  in  respect  of  the  relevant  quarter, less  (b)  all  Intangible  Assets  of the ManagerTriton  Holdco  and  its RestrictedConsolidated  Subsidiaries  and  (b)  Restricted Investments. “Container Equipment” shall have the meaning set forth in the TCIL Credit Agreement. “Current Debt” means, with respect to any Person as of the date of any determination, (a) all Indebtedness of such Person for money borrowed or that has been incurred in connection with the acquisition of assets, in each case other than Funded Debt, and (b) all Guarantee Liabilities of such Person with respect to Indebtedness of other Persons of the types described in clause (a). “Finance  Lease” means  any Lease  (but  in  no  event  a  sublease)  of  container  equipment which  provides  revenue  to  the  Manager  and  with  respect  to  which  the  related  container equipment  is  not  included  as  an  asset  on  the  books  of  the  Manager  in  accordance  with GAAP.lease  classified  as  a “finance  lease”  under  GAAP,  but  excluding,  for  the  avoidance  of doubt, any Operating Lease. “Funded Debt”  of  any Person means, without duplication,  (a)  all Funded  Indebtedness, (b) all Capitalized Rentals, (c) all Guarantee Liabilities relating to Funded Debt of others, (d) all Guarantee Liabilities  relating to the obligations of Unrestricted Subsidiaries and (e)  the present value of all Long Term Lease obligations (such present value to be calculated using a discount Exhibit G – Page   1 744972246 18588171

rate  equal  to  the  sum  of  (i)  the “Alternate  Base  Rate”  then  in  effect  under  the  TCIL  Credit Agreement plus (ii) 1.00%). “Funded Debt Ratio” means the ratio of Total Debt to an amount equal to the sum of (x) Consolidated  Tangible  Net  Worth  plus  (y)  the  Manager’s  deferred  income  related  to  sales  of Container Equipment to Subsidiaries as recorded on the Manager’s balance sheet (determined in accordance with GAAP consistently applied). “Funded Indebtedness” means, as of any date, Indebtedness that matures more than one year after such date or which is renewable, extendible or refundable at the option of the obligor for a period or periods of more than one year after such date, but shall not include any portion of the  principal  of  any  such  Indebtedness  that  is  payable within  one  year  after  such  date.Finance Lease Obligations” means, as of the date of any determination thereof, the amount at which the aggregate Rentals due and to become due under all Finance Leases under which the Manager or any of  its Restricted Subsidiaries  is a  lessee would be reflected as a  liability on a consolidated balance sheet of the Manager or any of its Restricted Subsidiaries. “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards  Board  or  such  other  principles  as  may  be  approved  by  a  significant  segment  of  the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. “Guarantee Liability” of any Person means any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment by, to supply funds  to,  or otherwise  to  invest  in,  a debtor, or otherwise  to assure a creditor against  loss)  the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments  in  the  course  of  collection),  or  guarantees  the  payment  of  dividends  or  other distributions  upon  the  shares  of  any  other  Person.  The  amount  of  any  Person’s  obligation  in respect of any Guarantee Liability shall (subject to any limitation set forth therein) be deemed to be  the  outstanding  principal  amount  (or  maximum  principal  amount,  if  larger)  of  the  debt, obligation or other liability guaranteed thereby. “Indebtedness” with  respect  toof  any  Person  means,  without  duplication,  means  all obligations of such Person which in accordance with GAAP shall be classified upon the balance sheet  of  such  Person  as  liabilities  of  such  Person,  and  in  any  event  shall  include  all  (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Lien upon property or assets owned  by  such  Person,  even  though  such  Person  has  not  assumed  or  become  liable  for  the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect  to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are  limited  to  repossession or sale of property,  (d) Capitalized RentalsFinance Lease Obligations,  (e)  obligations  of  such  Person  evidenced  by  bonds,  debentures,  notes  or  similar instruments, (f) obligations of such Person upon which interest charges are customarily paid, (g) Exhibit G – Page   2 744972246 18588171

obligations  of  such  Person  issued  or  assumed  as  the  deferred  purchase  price  of  property  or services and, (h) obligations of such Person, actual or contingent, as an account party in respect of  letters  of  credit  and  bankers’  acceptances  (other  than  any  such  obligations  in  respect  of undrawn  amounts  under  letters  of  credit  in  respect  of  trade  payables)  and  (i)  obligations  in respect  of  guarantees  of  Indebtedness  set  forth  in  clauses  (a)  through (h); provided  that  trade payables, deferred rental income, repair service provision, deferred taxes, taxes payable, payroll expenses  and  other  accrued  expenses  incurred  in  the  ordinary  course  of  business  shall  not constitute Indebtedness. “Intangible  Assets”  means,  with  respect  to  any  Person,  all  intangible  assets  of  such Person and shall  include unamortized debt discount and expense, unamortized deferred charges and goodwill. “Investment” means any investment, made in cash or by delivery of any kind of property or asset, in any Person, whether by acquisition of shares of stock or similar interest, Indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise; provided that notwithstanding the foregoing, for purposes of calculating the financial covenants under the Management Agreement  and  this Supplementthis Exhibit  and  the definition of each of “Series 2020-1 Manager Default” and “Series 2020-1 Backup Manager Event”, Finance Leases are not considered “Investments”. “Lien”  means  any  mortgage,  pledge,  hypothecation,  judgment  lien  or  similar  legal process,  title  retention  lien, or other  lien or  security  interest,  including  the  interest  of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any CapitalizedFinance Lease. “Long Term Lease” means any lease of real or personal property (other than a Capitalized Lease)  having  an  original  term,  including  any  period  for  which  the  lease  may  be  renewed  or extended  at  the  option  of  the  lessor,  of  five  years  or  moreOperating  Lease”  means  any  lease classified as an “operating lease” under GAAP. “Permitted  Investments”  means  (a)  Investments  in  direct  United  States  government  or United  States  agency  obligations,  (b)  Investments  in  corporate  obligations  of “AA”  quality  or better maturing within one year,  (c)  Investments  in certificates of deposit  issued by any United States  commercial  bank,  the  United  States  branch  of  any  foreign  bank,  any  United  Kingdom commercial bank, HSBC Bank of Bermuda Limited or Bank of N.T. Butterfield & Son Limited, in  each  case  so  long  as  such  bank  has  capital  and  surplus  of  not  less  than  the  equivalent  of $50,000,000, (d) preferred stock Investments rated “AA” or better, (e) Investments in any state, local or municipal obligations rated “AA” or better or (f) Investments in money market funds that are listed on the National Association of Insurance Commissioners Class 1 list. “Person” means an  individual, partnership, corporation,  limited  liability company,  trust, joint  venture,  joint  stock  company,  association,  unincorporated  organization,  government  or agency or political subdivision thereof or other entity. “Rentals”  means  all  fixed  rents  (including  as  such  all  payments  which  the  lessee  is obligated to make to the lessor on termination of the lease or surrender of the property) payable Exhibit G – Page   3 744972246 18588171

by the Manager or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property,  but  shall  be  exclusive  of  any  amounts  required  to  be  paid  by  the  Manager  or  a Restricted  Subsidiary  (whether  or  not  designated  as  rents  or  additional  rents)  on  account  of maintenance,  utilities,  repairs,  insurance,  taxes  and  similar  charges.  Fixed  rents  under  any so-called “percentage lease” shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee, regardless of sales volume or gross revenues. “Restricted Investments” means the total of (a) the amount of the Manager’s Investments in  any Unrestricted Subsidiary as  shown on  the most  recent consolidating balance sheet of  the Manager,  excluding,  for purposes of determining  the amount of any Investment  in any Person, any  non-cash  gain  or  loss  on  any  interest  rate  protection  agreement  or  any  similar  hedging agreement entered into by such Person resulting from the requirements of Financial Accounting Standard No. 133 or any similar accounting standard, plus (b) the excess, if any, of the amount of all  other  Investments  of  the  Manager  as  shown  on  such  balance  sheet  (other  than  Permitted Investments) over 25% of then current Consolidated Tangible Net Worth.  For purposes of clause (b) above, the original amount of any Investment in a general partnership interest in any general or  limited partnership shall be deemed  to be  the aggregate amount of such partnership’s actual and contingent liabilities, as determined in accordance with GAAP. “Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary. “Senior Funded Debt” means Funded Debt of the Manager and its Restricted Subsidiaries (determined on a consolidated basis eliminating intercompany items), excluding all Subordinated Funded Debt. “Subordinated Funded Debt” means of any Person means all unsecured Funded Debt of such  Person  and  its  Restricted  Subsidiaries  which  shall  contain  or  have  applicable  thereto subordination provisions which are typically contained in subordinated debt agreements. “Subsidiary”  means  any  Person  of  which  or  in  which  the  Manager  and  its  other Subsidiaries own directly or indirectly 50% or more than 50% of (a) the combined voting power of  all  classes  of  stock  having  general  voting  power  under  ordinary  circumstances  to  elect  a majority of the board of directors of a Person which is a corporation, (b) the capital, membership or profits interest of a Person which is a limited liability company, partnership, joint venture or similar  entity,  or  (c)  the  beneficial  interest  of  a  Person  which  is  a  trust,  association  or  other unincorporated organization. “TAL  Group”  means,  collectively,  TAL  International  Group,  Inc.,  a  Delaware corporation, and each of its Subsidiaries (including, as of the Series 2020-1 Closing Date, TAL International Container Corporation, a Delaware corporation, TAL Finance III LLC, a Delaware limited  liability company, TAL Advantage V LLC, a Delaware limited liability company, TAL Advantage  VI  LLC,  a  Delaware  limited  liability  company,  and  TAL  Advantage  VII  LLC,  a Delaware limited liability company.). “TCIL  Credit  Agreement” means that  certain TenthEleventh  Restated  and  Amended Credit Agreement, dated as of May 16, 2019, among the Manager, as borrowerOctober 14, 2021, among TCIL and TAL International Container Corporation, as borrowers, the lenders from time Exhibit G – Page   4 744972246 18588171

to time party thereto, Triton HoldCo, as guarantor, and Bank of America, N.A., as administrative agent and an issuer  thereunder,  and any  revolving credit  facility  that may be entered  into from time  to  time  as  a  replacement  for  such  Credit  Agreement;  in  each  case,  as  the  same  may  be amended, restated, supplemented, waived or otherwise modified from time to time in accordance with its terms. “Total  Debt”  means  the  sum  of  (a) Total  Senior  Debt  plus  (b)  Subordinated  Funded Debt.the  principal  amount  outstanding  under  all  Indebtedness  of  Triton  Holdco  and  its Consolidated Subsidiaries, including capitalized lease obligations and (b) all accrued interest on, and  fees  in  respect  of,  such  Indebtedness.   Notwithstanding  anything  to  the  contrary  herein, Indebtedness  consisting  of  obligations  under  Interest  Rate  Hedge  Agreements  shall  not  be included in the calculation of Total Debt. “Total Senior Debt” means the sum of (a) Senior Funded Debt plus (b) all Current Debt of  the  Manager  and  its  RestrictedDebt  Ratio”  means,  with  respect  to  Triton  Holdco  and  its Consolidated Subsidiaries the ratio of Total Debt to Consolidated Tangible Net Worth. “Unrestricted Subsidiary” means any Subsidiary that is designated by the Manager as an “Unrestricted  Subsidiary”  in  accordance  with  the  procedures  set  forth  in  the  TCIL  Credit Agreement. Exhibit G – Page   5 744972246 18588171

SCHEDULE I TO EXHIBIT G CONSOLIDATED TANGIBLE NET WORTH Quarter Total Q2 21 [***] Q3 21 [***] Q4 21 [***] Q1 22 [***] Q2 22 [***] Q3 22 [***] Q4 22 [***] Q1 23 [***] Q2 23 [***] Q3 23 [***] Q4 23 [***] Q1 24 [***] Q2 24 [***] Q3 24 [***] Q4 24 [***] Q1 25 [***] Q2 25 [***] Q3 25 [***] Q4 25 [***] Q1 26 [***] Q2 26 [***] Exhibit G – Page   6 744972246 18588171 * Certain information has been redacted in accordance with Item 601(a)(5) of Regulation S-K as it does not constitute information material to an investment or voting decision.